UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

DUBLI, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Town Center Circle, Suite 601

Boca Raton, FL 33486
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 417-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.       Termination of a Material Definitive Agreement.

As previously reported, DubLi, Inc., (the “Company”) and Agaani Music, JLT (“Agaani”) entered into an Amended and Restated Agreement for the Sale of Assets, Assumption of Liabilities and Obligations and Licensing of Certain Rights dated as of January 3, 2013 (the “Agreement”). Pursuant to the Agreement, the Company caused two of its subsidiaries to sell certain assets, liabilities and obligations as well as license certain rights to Agaani (the “Transaction”).

On January 23, 2013, the Company and Agaani entered into a Rescission Agreement and Mutual Release (the “Rescission Agreement”), pursuant to which the Company and Agaani rescinded the Agreement and Agaani returned the assets, liabilities and obligations to the Company’s subsidiaries in the state they were in immediately prior to the Transaction as if the Transaction never occurred.

The foregoing description of the Rescission Agreement does not purport to be complete and is qualified in its entirety by reference to the Rescission Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

10.1	Rescission Agreement and Mutual Release dated as of January 23, 2013 between DubLi, Inc. and Agaani Music, JLT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DubLi, Inc.
(Registrant)

Date: January 23, 2013
By: /s/ Michael B. Hansen
Michael B. Hansen
President and Chief Executive Officer